Exhibit 5(i)

                                                                                   [HISCOCK & BARCLAY, LLP LETTERHEAD]

                                                                                                                            January 17, 2008

Taylor Devices, Inc.
90 Taylor Drive
P.O. Box 748
North Tonawanda, New York 14120-0748

Attention:  Douglas P. Taylor, President and CEO

            Re:       Merger of Tayco Developments, Inc. into Taylor Devices, Inc.

Ladies and Gentlemen:

            We have represented Taylor Devices, Inc. (the "Company") in connection with the proposed merger of Tayco Developments, Inc. ("Tayco") with and into the Company, pursuant to an Agreement and Plan of Merger by and between the Company and Tayco dated as of November 30, 2007 (the "Merger Agreement"); and, in consequence thereof, the issuance of up to 987,928 shares of the Company's common stock, par value $0.025 per share (the "Exchange Shares"), constituting the merger consideration for all outstanding shares of Tayco common stock, par value $0.05 per share, including 228,317 shares of Tayco common stock owned by the Company.  This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-4 in accordance with the Securities Act of 1933 (the "Act"), which Registration Statement was filed with the Securities and Exchange Commission (the "SEC") on December 7, 2007, amended by Amendment No. 1 thereto filed with the SEC on January 15, 2008, and is to be amended by Amendment No. 2 thereto to be filed with the SEC on or about January 17, 2008 (as amended, the "Registration Statement").

            In preparing this opinion, we examined (1) the Merger Agreement, including a form of certificate of merger attached thereto as an exhibit; (2) the Company's certificate of incorporation and by-laws, each as amended; (3) the Company's Annual Report on Form 10‑KSB for the fiscal year ended May 31, 2007; (4) the proxy statement dated September 27, 2007 mailed to shareholders in connection with the Company's Annual Meeting of Shareholders held on November 2, 2007; (5) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2007; (6) the opinion dated September 26, 2007 of Empire Valuation Consultants, LLC, financial advisor to the Company (the "Fairness Opinion"); (7) the Registration Statement, including the joint proxy statement/ prospectus to be mailed to shareholders of the Company and Tayco in connection with the Company's Special Meeting of Shareholders (the "Prospectus"); (8) the minutes of meeting dated October 2, 2007 of the merger committee of the Company's board of directors approving the Fairness Opinion, as well as the resolutions dated November 2, 2007 of the board of directors of the Company approving the Fairness Opinion, the Merger Agreement and the Registration Statement (collectively, the "Resolutions"); (9) the Company's Issuer Statement on Form M-11 filed with the New York Department of Law on January 25, 1999, renewed effective January 25, 2003 and supplemented by statements on Form M-3 filed on or about March 31, 2004 and March 9, 2006 (items (1) through (9) hereinafter collectively, the "Reviewed Documents"), and such questions of law as we have deemed necessary or appropriate.  In rendering this opinion, other than our review of the Reviewed Documents, we have made no inquiry as to any factual matter.

Based on the foregoing, and assuming that:

                (a) the Merger Agreement will be duly adopted by the shareholders of the Company and Tayco; and

                (b) no change shall occur in the applicable law or the pertinent facts,

it is our opinion that the Exchange Shares have been duly authorized and, when issued in accordance with the Registration Statement and the Merger Agreement, the Exchange Shares will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

            We consent to the use of this opinion as an Exhibit to the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or of the Rules and Regulations of the SEC thereunder.

                                                                                    Very truly yours,

                                                                                     /s/Hiscock & Barclay, LLP
                                                                                    HISCOCK & BARCLAY, LLP